Exhibit (b)

AMENDED AND RESTATED

BY-LAWS

OF

KRANESHARES TRUST

Article I

Fiscal Year and Offices

Section 1. Fiscal Year. The fiscal year of the Trust or any series thereof shall be established, re-established or changed from time to time by resolution of the Board. The fiscal year of the Trust shall be the taxable year of each series of the Trust.

Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware, an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 3. Other Offices. The Board of Trustees may at any time establish other offices at any place or places where the Trust intends to do business.

Article II

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of the Shareholders shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.

Section 2. Annual Meetings. An annual meeting of Shareholders will not be held.

Section 3. Special Meetings. Special Meetings of the Shareholders may be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and may be called by the Secretary, in his or her discretion, upon written request of the holders of Shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting provided that:

(a)	Such request shall state the purposes of such meeting and the matters proposed to be acted on.

(b)	The Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and disseminating the notice thereof, which the Secretary shall determine and specify to such Shareholders.

Notwithstanding the foregoing provisions of this Section 3, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent (10%) of the votes entitled to be cast for the purpose of consideration of the removal of a Trustee from office as provided in Section 16(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 4. Notice. Not less than ten (10) days, nor more than eleven (11) months before the date of every shareholder meeting, the Secretary shall cause to be mailed or sent electronically to each Shareholder of record entitled to vote at such meeting at his address (as it appears on the records of the Trust at the time of mailing) notice stating the time and place of the meeting and, in the case of a Special Meeting of Shareholders, shall be limited to the purposes stated in the notice. Notice of adjournment of a Shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting.

Section 5. Record Date for Meetings. Subject to the provisions of the Declaration of Trust, the Board of Trustees may fix in advance a date not more than eleven (11) months, nor less than ten (10) days, prior to the date of any meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof.

Section 6. Quorum. Except as otherwise provided by the 1940 Act or in the Declaration of Trust, at any meeting of Shareholders, one-third of the outstanding Shares entitled to vote in person or by proxy shall constitute a quorum for the transaction of any business at the meeting.

If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the Shares voted in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than eleven (11) months after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting. Each Shareholder shall have one vote per whole Share (and a fractional vote for each fractional Share) held by such Shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of Shareholders. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy.

At all meetings of the Shareholders, a quorum being present, all matters shall be decided by a majority of the Shares voted in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. The Shareholders present, in person or by proxy shall have the power to adjourn the meeting from time to time if the vote required to approve or reject any matter is not obtained. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 8. Inspectors. At any meeting of the Shareholders, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

Section 9. Action Without Meeting. Any action to be taken by Shareholders may be taken without a meeting and without prior notice if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust, by the By-Laws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Article III

Trustees

Section 1. General Powers. The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these By-Laws conferred upon or reserved to the Shareholders.

Section 2. Number and Term of Office. The number of Trustees which shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than the minimum number permitted by applicable laws, nor more than fifteen. Each Trustee elected shall hold office until he or she dies, resigns, is removed or becomes disqualified or until his successor is elected and qualified.

Section 3. Elections. Provided a quorum is present, the Trustees shall be elected by the vote of a plurality of the votes present in person or by proxy, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of Section 16(a) of the 1940 Act.

Section 4. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place as the Board may from time to time determine.

Section 5. Quorum. At all meetings of the Board of Trustees, one-third of the entire Board of Trustees shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two persons. The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act, these By-Laws, or the Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Regular Meetings. Regular meetings of the Board of Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees provided that notice of any change in the time or place of such meetings shall be sent promptly to each Trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

Section 7. Special Meetings. Special meetings of the Board of Trustees may be called by the Chairman or President on one day’s notice to each Trustee; special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice upon the written request of two Trustees.

Section 8. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written or electronic consent to such action is signed by a majority of the members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee. Such consent shall be treated for all purposes as an action taken at a meeting of the Board of Trustees.

Section 10. Committees. The Board of Trustees may, by resolution passed by a majority of the entire Board, appoint from among its members committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

Section 11. Action of Committees. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 12. Chairman. The Chairman of the Board, if such an officer is elected, shall perform and execute such duties and administrative powers as the Board of Trustees shall from time to time prescribe.

Section 13. Compensation. Trustees who are not Interested Persons of the Trust may be compensated for his or her service as Trustee or as a member of a committee of Trustees, or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

Article IV

Notices

Section 1. Form. Notices to Shareholders and Trustees shall be delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic, or otherwise. Delivery of notice shall be made using the most current contact information for that Shareholder or Trustee appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees or a committee is required to be given under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing or sent electronically, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

Article V

Officers

Section 1. Executive Officers. The officers of the Trust shall be chosen by the Board of Trustees and include a President or Principal Executive Officer, Treasurer or Principal Financial Officer, and Secretary. The Board of Trustees may, from time to time, elect or appoint one or more Vice-Presidents and such other executive officers as it may deem necessary. The same person may hold two or more offices, except that no person shall be both President or Principal Executive Officer and Vice President.

Section 2. Other Officers. The Board of Trustees shall appoint a Chief Compliance Officer and from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 3. Compensation. The salaries or other compensation paid by the Trust, if any, of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 2 of this Article V.

Section 4. Tenure. The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees with or without cause. In addition, any officer or agent appointed pursuant to Section 2 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 2 the power of appointment has been conferred by the Board of Trustees on any other officer.

Section 5. President. The President or Principal Executive Officer shall be the principal executive officer for purposes of complying with Section 302 of the Sarbanes-Oxley Act of 2002. The President or Principal Executive Officer may call meetings of the Trustees and of any Committee thereof when he deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President or Principal Executive Officer shall at all times exercise a general supervision and direction over the affairs of the Trust. The President or Principal Executive Officer shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, secretaries, clerks and employees as he or she may find necessary to transact the business of the Trust. The President or Principal Executive Officer shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6. Vice-President. The Vice-Presidents, in order of their seniority, shall, in the absence or disability of the President or Principal Executive Officer, perform the duties and exercise the powers of the President or Principal Executive Officer and shall perform such other duties as the Board of Trustees or the President or Principal Executive Officer may from time to time prescribe. Any Vice President shall be authorized to sign documents on behalf of the Trust.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Trustees and all meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the Shareholders and of the Board of Trustees, shall have charge of the records of the Trust and shall perform such other duties as may be prescribed by the Board of Trustees or the President, under whose supervision the Secretary shall be. The Secretary shall be authorized to sign documents on behalf of the Trust.

Section 8. Assistant Secretaries. Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe. In the absence or disability of the Secretary and any Vice President, the Assistant Secretaries shall be authorized to sign documents on behalf of the Trust.

Section 9. Treasurer. The Treasurer or Principal Financial Officer shall be the principal financial officer for purposes of complying with Section 302 of the Sarbanes-Oxley Act of 2002. The Treasurer or Principal Financial Officer shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, the Treasurer or Principal Financial Officer shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. The Treasurer or Principal Financial Officer shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all her/his transactions as Treasurer or Principal Financial Officer. The Treasurer or Principal Financial Officer shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. The Treasurer or Principal Financial Officer shall perform all of the acts incidental to the office of treasurer, subject to the control of the Board of Trustees. The Treasurer or Principal Financial Officer shall be authorized to sign documents on behalf of the Trust.

Section 10. Assistant Treasurer. The Assistant Treasurer shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

Section 11. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures as required by Rule 38a-1 under the 1940 Act and may have such other duties and powers as may be designated from time to time by the Trustees. The designation, compensation, and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined by the 1940 Act. The Chief Compliance Officer shall be authorized to sign documents on behalf of the Trust.

Section 12. Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 13. Vacancies in Offices. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled by the President or Principal Executive Officer. A vacancy in the office of Assistant Secretary may be filled by a the Secretary. A vacancy in the office of Assistant Treasurer may be filled by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board at its next regular meeting.

Article VI

Indemnification and Insurance

Section 1. Agents, Proceedings and Expenses. For the purpose of this Article, “agent” means any person who is or was a Trustee or officer of this Trust and any person who, while a Trustee or officer of this Trust, is or was serving at the request of this Trust as a trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Trust” includes any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes without limitation attorney’s fees and any expenses of establishing a right to indemnification under this Article.

Section 2. Actions Other Than by Trust. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (a) in the case of conduct in his official capacity as an agent of the Trust, that his conduct was in the Trust’s best interests and (b) in all other cases, that his conduct was at least not opposed to the Trust’s best interests and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order or settlement shall not of itself create a presumption that the person did not meet the requisite standard of conduct set forth in this Section. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not meet the requisite standard of conduct set forth in this Section.

Section 3. Actions by the Trust. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 4. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent’s office with this Trust.

No indemnification shall be made under Section 2 or 3 of this Article:

(a)	In respect of any proceeding as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by her/him, whether or not the benefit resulted from an action taken in the person’s official capacity; or

(b)	In respect of any proceeding as to which that person shall have been adjudged to be liable in the performance of that person’s duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the relevant circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; however, in such case, indemnification with respect to any proceeding by or in the right of the Trust or in which liability shall have been adjudged by reason of the disabling conduct set forth in the preceding paragraph shall be limited to expenses; or

(c)	Of amounts paid in settling or otherwise disposing of a proceeding, with or without court approval, or of expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

Section 5. Successful Defense by Agent. To the extent that an agent of this Trust has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Sections 2 or 3 of this Article before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

Section 6. Required Approval. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

(a)	A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act);

(b)	A written opinion by an independent legal counsel; or

(c)	A majority vote of the Shareholders; however, Shares held by agents who are parties to the proceeding may not be voted on the subject matter under this sub-section.

Section 7. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding if:

(a)	Receipt of a written affirmation by the agent of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and

(b)	A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the indemnification is permissible.

Section 8. Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

Section 9. Limitations. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

(a)	That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(b)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 10. Insurance. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent or employee of this Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent’s or employee’s status as such to the fullest extent permitted by law.

Section 11. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

Article VII

Shares of Beneficial Interest

Section 1. Certificates. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.

Section 2. Recording and Transfer of Shares. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust’s Shares by electronic or other means without the issuance of certificates. Transfers of shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust).

Section 3. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

Article VIII

General Provisions

Section 1. Custodianship. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

Section 2. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by a duly authorized officer of the Trust.

Section 3. Net Asset Value. The net asset value per Share shall be determined separately as to each class of the Trust’s Shares, by dividing the sum of the total market value of the class’s investments and other assets, less any liabilities, by the total outstanding Shares of such class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

Article IX

Amendments to the By-Laws

These By-Laws may be restated and/or amended at any time, without the approval of the shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.

Adopted: May 23, 2024